UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
⌧	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Six Flags Entertainment Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧	No fee required.
◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

◻	Fee paid previously with preliminary materials.
◻

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

SIX FLAGS ENTERTAINMENT CORPORATION

1000 Ballpark Way Suite 400

Arlington, Texas 76011

ADDITIONAL INFORMATION

Filed pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934. On March 29, 2021, the CEO of Six Flags Entertainment Corporation sent the following email to certain employees with the subject “Proxy vote letter to team members.”

Six Flags Team,

Our Annual Meeting of Stockholders is coming up on May 5. The company has several proposals that are subject to shareholder approval.

It is very important for all of you to vote your shares. Your vote counts! The company needs all our support to ensure the proposals recommended by our Board receive a majority vote. If you have not already, please log onto your Fidelity account today and vote For each of the items on the proxy.

There are three ways to vote your shares:

1)	Open the March 27 e-mail entitled “SIX FLAGS ENTERTAINMENT CORPORATION Annual Meeting.” There is a “Vote Now!” button, together with instructions on other ways to vote.
2)	Open the message in your Fidelity inbox that provides instructions on how to cast your vote.
3)	Log onto your account and select Accounts & Trade>Statements>Proxy Materials. A screenshot of the page is show below.

Thanks for supporting Six Flags!

Mike

[Fidelity screenshot]